UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 5, 2011

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33008	98-0221142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

2300 Carillon Point Kirkland, Washington	98033
(Address of Principal Executive Offices)	(Zip Code)

(425) 278-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of Material Definitive Agreement.

ICO Global Communications (Holdings) Limited (the “Company”) and Eagle River, Inc. (“ERI”) mutually agreed to terminate the Advisory Services Agreement that was entered into on November 11, 2005 (the “Advisory Services Agreement”). The termination is effective as of July 11, 2011.

The termination of the Advisory Services Agreement relieves the Company of the obligation to pay ERI an annual advisory fee of $500,000, which the Company has historically paid in quarterly installments on the first day of each calendar quarter through issuance to ERI of Class A Common stock. The termination also relieves the Company of the obligation to reimburse ERI for expenses incurred following the date of termination in connection with the performance of the Advisory Services Agreement. The Company was not required to make any payments to ERI as a result of the termination of the Advisory Services Agreement.

ERI is the Company’s controlling stockholder with an economic interest, based on Common Stock outstanding as of December 31, 2010, of approximately 33.6% and a voting interest, based on Common Stock outstanding as of December 31, 2010, of approximately 65.8%.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company hired Robert Mechaley commencing on July 5, 2011 (the “Effective Date”) to serve as its chief scientist. The Company has agreed to pay Mr. Mechaley an annual base salary of $300,000. He will also be eligible for a bonus targeted at 50% of his base salary. In addition, Mr. Mechaley will be granted options to purchase 350,000 shares of the Company’s Class A common stock at the market price of such stock at the close of business on July 15, 2011. These options will vest and become exercisable over a four-year period, beginning with the Effective Date, in accordance with the standard vesting provisions of the Company’s stock incentive plan. The Company also issued to Mr. Mechaley 350,000 shares of restricted Class A Common Stock, twenty-five percent (25%) of which will vest on the occurrence of each of the following four events: (i) when the Company’s trailing 12-month net income reaches $50 million; (ii) when the Company’s trailing 12-month net income reaches $100 million; (iii) when the average closing share price of the Company’s Class A Common Stock for any 20 consecutive trading days is $4.50 or higher; and (iv) when the average closing share price of the Company’s Class A Common Stock for any 20 consecutive trading days is $6.00 or higher (collectively, the “Performance Vesting Conditions”).

In connection with Mr. Mechaley’s employment, the Board appointed Mr. Mechaley as a vice president, with the title chief scientist.

From 2001 through early 2011, Mr. Mechaley was a partner in ERI. In 2003, he co-founded Clearwire Corporation, where he served as chief technology officer and later vice-chairman through 2008. Prior to his work for Clearwire, he was chief scientist at AT&T Wireless from 1992 through 1996.

The Company hired Mark Fanning to serve as its chief people officer as of the Effective Date. The Company has agreed to pay Mr. Fanning an annual base salary of $250,000. He will also be eligible for a bonus targeted at 50% of his base salary. In addition, Mr. Fanning will be granted options to purchase 150,000 shares of the Company’s Class A common stock at the market price of such stock at the close of business on July 15, 2011. These options will vest and become exercisable over a four-year period, beginning with the Effective Date, in accordance with the standard vesting provisions of the Company’s stock incentive plan. The Company also issued to Mr. Fanning 150,000 shares of restricted Class A Common Stock, subject to the Performance Vesting Conditions.

In connection with his employment, the Board appointed Mr. Fanning as a vice president, with the title chief people officer.

From 2007 through 2009, Mr. Fanning served as Vice President of People Development for Clearwire Corporation. From 1999 to 2005 he served as Vice-President of People Development with Nextel Partners. Prior to his work with Nextel Partners, he served as Director and later Vice-President of People Development for AT&T Wireless and McCaw Cellular.

The Company hired Timothy Dozois as an employee to serve as corporate counsel and corporate secretary as of the Effective Date. The Company has agreed to pay Mr. Dozois an annual base salary of $250,000. He will also be eligible for a bonus targeted at 33% of his base salary. In addition, Mr. Dozois will be granted options to purchase 150,000 shares of the Company’s Class A common stock at the market price of such stock at the close of business on July 15, 2011. These options will vest and become exercisable over a four-year period, beginning June 17, 2011, in accordance with the standard vesting provisions of the Company’s stock incentive plan. The Company also issued to Mr. Dozois 150,000 shares of restricted Class A Common Stock, subject to the Performance Vesting Conditions.

In connection with Mr. Dozois’ employment, the Company terminated its engagement agreement with Zupancic Rathbone Law Group, Inc. (“ZR”), the law firm through which Mr. Dozois provided services to the Company prior to his employment by the Company. The Company was not required to make any payments to ZR as a result of the termination.

The Company amended and restated its employment agreement with Benjamin G. Wolff as of July 11, 2011 in connection with Mr. Wolff’s resignation from ERI and its affiliates and his agreement to devote full time services to the Company. The Company increased Mr. Wolff’s annual base salary to $750,000. He also remains eligible for a bonus targeted at 100% of his base salary. In addition, Mr. Wolff will be granted options to purchase 950,000 shares of the Company’s Class A common stock at the market price of such stock at the close of business on July 15, 2011. These options will vest and become exercisable over a four-year period, beginning June 17, 2011, in accordance with the standard vesting provisions of the Company’s stock incentive plan. The Company also issued to Mr. Wolff 950,000 shares of restricted Class A Common Stock, subject to the Performance Vesting Conditions.

The Company amended and restated its employment agreement with R. Gerard Salemme as of July 11, 2011 in connection with Mr. Salemme’s resignation from ERI and its affiliates and his agreement to devote full time services to the Company. The Company increased Mr. Salemme’s annual base salary to $400,000. He will also be eligible for a bonus targeted at 100% of his base salary. In addition, Mr. Salemme will be granted options to purchase 700,000 shares of the Company’s Class A common stock at the market price of such stock at the close of business on July 15, 2011. These options will vest and become exercisable over a four-year period, beginning June 17, 2011, in accordance with the standard vesting provisions of the Company’s stock incentive plan. The Company also issued to Mr. Salemme 700,000 shares of restricted Class A Common Stock, subject to the Performance Vesting Conditions.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Letter Agreement dated July 5, 2011 between the Company and Robert Mechaley.

10.2	Employment Letter Agreement dated July 5, 2011 between the Company and Mark Fanning.

10.3	Employment Letter Agreement dated July 5, 2011 between the Company and Timothy M. Dozois.

10.4	Amended and Restated Employment Letter Agreement dated July 5, 2011 between the Company and Benjamin G. Wolff.

10.5	Amended and Restated Employment Letter Agreement dated July 5, 2011 between the Company and R. Gerard Salemme.

99.1	Related party information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED
(Registrant)

	By:	/s/ Timothy M. Dozois
July 8, 2011		Timothy M. Dozois General Counsel and Acting Secretary